UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011 (January 10, 2011)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.05               Costs Associated with Exit or Disposal Activities.

On January 10, 2011, Allos Therapeutics, Inc. (the “Company”) implemented a strategic reduction of the Company’s workforce by approximately 13 percent, or 25 employees. Prior to this reduction, the Company had approximately 190 employees. Personnel reductions were primarily focused in research and development and general and administrative functions.  The restructuring is a result of the Company’s decision to prioritize its resources on the development and commercialization of FOLOTYN® (pralatrexate injection) for the treatment of hematologic malignancies, and to manage its operating costs and expenses accordingly.

The Company expects to incur total restructuring charges of approximately $0.7 million in connection with the restructuring, all in the form of one-time termination benefits. The Company expects to record substantially all of these charges in the first quarter of 2011.  The Company expects that the restructuring will result in aggregate cash expenditures of approximately $0.7 million, substantially all of which are expected to be incurred in the first quarter of 2011.  The restructuring charge and cash expenditures that the Company expects to incur in connection with the restructuring are subject to a number of assumptions, and actual results may materially differ.

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to the expected charges and expenses related to the Company’s restructuring plan. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to implement the restructuring plan as currently anticipated, the impact of the workforce reduction on the Company’s business, and unanticipated charges and expenses not currently contemplated that may occur as a result of the restructuring plan. The Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 4, 2010, contains under the heading “Risk Factors” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Section 7 — Regulation FD

Item 7.01               Regulation FD Disclosure.

On January 11, 2011, the Company issued a press release reporting its fourth quarter 2010 financial highlights and 2011 key business priorities. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release titled “Allos Therapeutics Reports 2010 Financial Highlights and 2011 Key Business Priorities” dated January 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 11, 2011

ALLOS THERAPEUTICS, INC.

By:	/s/ David C. Clark
David C. Clark
Its:	Vice President, Finance and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release titled “Allos Therapeutics Reports 2010 Financial Highlights and 2011 Key Business Priorities” dated January 11, 2011.